Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report:  September 17, 2012

RICK'S CABARET INTERNATIONAL, INC.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

Explanatory Note

This Amendment No. 2 to Form 8-K amends our Form 8-K originally filed with the Securities and Exchange Commission on September 20, 2012 and amended on October 19, 2012 (the Form 8-K, as amended, is hereinafter referred to as the “September Report”). We filed the September Report to report, among other things, the completion of the acquisition of certain adult cabarets (referred to as the “Foster Clubs” in the September Report). This Amendment No. 2 also amends our Form 8-K originally filed with the Securities and Exchange Commission on October 19, 2012 (the “October Report”). We filed the October Report to report, among other things, the completion of the acquisition of the real estate where the Foster Clubs are located (referred to as the “Real Estate Properties” in the October Report). As permitted by Items 9.01(a)(4) and 9.01(b)(2), we are filing this amendment to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) for the September Report and the October Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The combined balance sheet of the Foster Clubs and Real Estate Properties (referred to as the “Jaguars Gold Clubs in the financial statements) as of December 31, 2011, and the related combined statement of operations, statement of changes in members’ equity and statement of cash flows for the year ended December 31, 2011 required by this Item 9.01(a) are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial information required by this Item 9.01(b) pursuant to Article 11 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Whitley Penn LLP, independent auditors
99.1	Financial Statements of Businesses Acquired:
(i) Report of Independent auditors
(ii) Combined balance sheet of Jaguars Gold Clubs as of December 31, 2011, and the related combined statement of operations, statement of changes in members’ equity and statement of cash flows for the year ended December 31, 2011
99.2	Pro Forma Financial Information:
Unaudited pro forma condensed combined balance sheet as of June 30, 2012, and the unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2012 and the year ended September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: November 30, 2012	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer